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                                                                  Exhibit 10.16



                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                                THE J.H. HEAFNER
                                  COMPANY, INC.

                                       AND

                               THE SHAREHOLDERS OF

                             OLIVER & WINSTON, INC.






DATED:  APRIL 9, 1997




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                                TABLE OF CONTENTS

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INTRODUCTION......................................................................................................1

                                    ARTICLE I

PURCHASE AND SALE OF THE SHARES...................................................................................1

SECTION 1.1. The Shares...........................................................................................1
SECTION 1.2. Purchase Price.......................................................................................1
SECTION 1.3. Closing..............................................................................................2
SECTION 1.4. Purchase Price Adjustment............................................................................2

                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES....................................................................................4

SECTION 2.1. Representations and Warranties of the Sellers as a Group.............................................4

         (a) Organization, Standing and Power.....................................................................4
         (b) Capitalization; Equity Interests.....................................................................4
         (c) Conflicts; Consents..................................................................................5
         (d) Financial Information................................................................................5
         (e) Absence of Changes...................................................................................6
         (f) Assets, Property and Related Matters; Real Property..................................................7
         (g) Patents, Trademarks and Similar Rights...............................................................9
         (h) Insurance...........................................................................................10
         (i) Agreements..........................................................................................10
         (j) Litigation..........................................................................................11
         (k) Compliance; Governmental Authorizations.............................................................11
         (l) Labor Relations; Employees..........................................................................12
         (m) Related Party Transactions..........................................................................14
         (n) Taxes...............................................................................................15
         (o) Disclosure..........................................................................................16
         (p) Bank Accounts; Powers-of-Attorney...................................................................16
         (q) Inventory...........................................................................................16
         (r) Brokers.............................................................................................16

SECTION  2.2. Representations and Warranties of the Sellers Individually.........................................16

         (a) Authority; Binding Agreements; Title to Shares......................................................16
         (b) Conflicts; Consents.................................................................................17
         (c) Brokers.............................................................................................17
         (d) Pending Challenges..................................................................................17
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SECTION  2.3. Representations and Warranties by the Purchaser....................................................17

         (a) Organization and Standing...........................................................................17
         (b) Authority; Binding Agreements.......................................................................17
         (c) Conflicts; Consents.................................................................................18
         (d) Investment Representation...........................................................................18
         (e) Pending Challenges..................................................................................18
         (f) Broker..............................................................................................18

                                   ARTICLE III

ADDITIONAL AGREEMENTS............................................................................................18

SECTION 3.1. Expenses............................................................................................18
SECTION 3.2. Conduct of Business.................................................................................19
SECTION 3.3. Reasonable Efforts; Further Assurances..............................................................20
SECTION 3.4. Winston Rights......................................................................................21
SECTION 3.5. No Shopping.........................................................................................21
SECTION 3.6. Access and Information..............................................................................21
SECTION 3.7. Confidentiality; Non-Competition....................................................................22
SECTION 3.8. Releases; Prior Compensation........................................................................23
SECTION 3.9. Public Announcements................................................................................24
SECTION 3.10. Tax Matters........................................................................................24
SECTION 3.11. Sellers' Representative............................................................................26

                                   ARTICLE IV

CONDITIONS PRECEDENT.............................................................................................27

SECTION 4.1. Conditions to Obligations of the Purchaser..........................................................27

         (a) Authorization.......................................................................................27
         (b) Representations and Warranties......................................................................27
         (c) Certificates........................................................................................27
         (d) Escrow Agreement....................................................................................27
         (e) Opinion of Counsel..................................................................................27
         (f) Financial Statements................................................................................27
         (g) Due Diligence.......................................................................................27
         (h) Financing...........................................................................................27
         (i) Indebtedness Payoff.................................................................................28
         (j) Employment Agreements...............................................................................28
         (k) Corporate Directors and Officers....................................................................28
         (l) Share Certificates and Corporation Records..........................................................28
         (m) HSR Act.............................................................................................28
         (n) Other Documents.....................................................................................28
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SECTION 4.2. Conditions of Obligations of the Sellers............................................................28

         (a) Authorization.......................................................................................28
         (b) Representations and Warranties......................................................................28
         (c) Certificate.........................................................................................28
         (d) Escrow Agreement....................................................................................28
         (e) HSR Act.............................................................................................29
         (f) Other Documents.....................................................................................29

                                    ARTICLE V

INDEMNITY........................................................................................................29

SECTION 5.1. Indemnification.....................................................................................29
SECTION 5.2. Limitations.........................................................................................31
SECTION 5.3. No Election.........................................................................................33

                                   ARTICLE VI

MISCELLANEOUS....................................................................................................33

SECTION 6.1. Entire Agreement....................................................................................33
SECTION 6.2. Termination.........................................................................................33
SECTION 6.3. Descriptive Headings; Certain Interpretations.......................................................34
SECTION 6.4. Notices.............................................................................................34
SECTION 6.5. Counterparts........................................................................................35
SECTION 6.6. Survival............................................................................................36
SECTION 6.7. Benefits of Agreement...............................................................................36
SECTION 6.8. Amendments and Waivers..............................................................................36
SECTION 6.9. Assignment..........................................................................................36
SECTION 6.10. Enforceability.....................................................................................36
SECTION 6.11. Trustee and Fiduciary Capacity.....................................................................36
SECTION 6.12. Governing Law......................................................................................37
SECTION 6.13. Dispute Resolution; Consent To Jurisdiction........................................................37
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                                     ANNEXES

A        Shareholders; Ownership of Shares
B        Dispute Resolution Procedure

                                    EXHIBITS

A-1      Form of Officers' Certificate
A-2      Form of Seller's Certificate`
B        Form of Escrow Agreement



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                  STOCK PURCHASE AGREEMENT, dated as of April 9, 1997 (the
                  "Agreement"), between The J.H. Heafner Company, Inc., a North Carolina corporation (the "Purchaser"), each of the Shareholders (each, a "Seller" and, collectively, the "Sellers") of Oliver & Winston, Inc., a California corporation (the "Company"), and William S. Johnstone, Jr., Trustee, as the representative (the "Sellers' Representative") of the Sellers.


                                  INTRODUCTION

                  The Company owns and operates a retail tire business located in California, Nevada and Arizona. The Sellers desire to sell all of the outstanding shares (the "Shares") of Capital Stock, $.10 par value (the "Common Stock"), of the Company to the Purchaser, and the Purchaser desires to purchase the Shares on the terms and conditions set forth in this Agreement.

                  The parties agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

          SECTION 1.1. The Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below in Section 1.3), each Seller shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from each Seller, all of the Shares owned by such Seller (which Shares are listed on Annex A), free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character, whether written or oral and whether or not relating in any way to credit or the borrowing of money (collectively, the "Claims"). Prior to the Closing, William S. Johnstone, Jr., as Trustee of The Sam M. Winston Separate Property Trust, dated July 26, 1989, will transfer (the "Bonburg Transfer") 36,100.97 shares of Common Stock to Thomas J. Bonburg (who is deemed to be a "Seller" for all purposes under this Agreement).

          SECTION 1.2. Purchase Price. (a) The purchase price (the "Purchase Price") for the Shares and the non-compete agreement set forth in Section 3.6 shall be cash in the amount of $37,263,744 (the "Purchase Price), of which $37,063,744 is payable as consideration for the Shares and $200,000 is payable as consideration for such non-compete agreement. The Purchase Price shall be paid to the Sellers at the Closing in proportion to their ownership of Shares as set forth on Annex A (except for the Escrow Amount, as hereinafter defined) and, except as set forth in Section 1.2(b), shall be made by certified or bank check or checks, or, at the option of the Sellers, by wire transfer to an account or accounts of Sellers designated to the Purchaser by the Sellers' Representative.


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          (b) At the Closing, the Purchaser shall deliver $5,680,000 of the
Purchase Price (the "Escrow Amount") to the escrow agent (the "Escrow Agent") named in the Escrow Agreement (as defined below in Section 4.1(d)). The Escrow Amount consists of a portion of the Purchase Price that, subject to the terms of
Article V and the Escrow Agreement, would otherwise be payable to the Sellers (other than Thomas J. Bonburg) in accordance with Section 1.2(a). Prior to the Closing, the Purchaser shall select a bank or trust company to act as the Escrow Agent, which selection shall be reasonably acceptable to the Sellers (other than Thomas J.
Bonburg).

          SECTION 1.3. Closing. If this Agreement has not been terminated pursuant to Section 6.2(a), the closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, or such other place or places as the Sellers' Representative and the Purchaser shall agree, at 10:00 a.m. (Eastern standard time) on the later of April 30, 1997 and two business days following the date on which all conditions set forth in Article IV shall have been satisfied or waived, or such other date and time agreed to by the Sellers' Representative and the Purchaser (such date, the "Closing Date").

          SECTION 1.4. Purchase Price Adjustment.

          (a) Within 90 days after the Closing Date, the Purchaser and the Sellers' Representative shall cause Arthur Andersen LLP to audit, at the Purchaser's expense, the balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet"), in accordance with generally accepted accounting principles consistently applied with such principles used in connection with the Company's financial statements for the fiscal year ended September 30, 1996.

          (b) The Sellers' Representative and the Purchaser shall cooperate with one another and with such independent accountants in the delivery of the Closing Date Balance Sheet. Each of the Sellers' Representative, the Purchaser and their respective representatives shall have the right to review the others' work papers or records of the Company used or prepared in connection with the preparation of such balance sheet, and shall, if requested, make available such work papers or records and direct the auditors or other representatives to allow the Sellers' Representative, the Purchaser, or their respective representatives to review any and all work papers or records of such auditors or other representatives, which are not proprietary work papers or records of such auditors or other representatives, as the case may be, used in connection with the preparation of such balance sheet.

          (c) (i) If the Closing occurs during the period beginning on April 30, 1997 and ending on May 15, 1997 and (1) the Company's net worth (the difference between the Company's assets and liabilities) as of the Closing Date as shown on the Closing Date Balance Sheet is less than $500,000, (2) the Company's working capital (the difference between the Company's current assets and current liabilities exclusive of the current portion of long-term debt and the current portion of deferred service and warranty revenue) as of the Closing Date as shown on the Closing Date Balance Sheet is less than $1.00, or (3) the sum of the Company's


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outstanding revolving credit and line of credit balances, and the amount of
"pooled funds" (as that term is used on the Company's financial statements), as of the Closing Date as shown on the Closing Date Balance Sheet is greater than $8,300,000, the Sellers shall pay to the Purchaser an amount equal to the lesser of (x) the largest of the differences in dollar amounts under clauses (1), (2) and (3) above and (y) $1,000,000. Solely for purposes of determining the amount, if any, of an adjustment to the Purchase Price pursuant to this subsection
(c)(i), if the Closing occurs during the period beginning on May 1, 1997 and ending on May 5, 1997, the Closing shall be deemed to have occurred on April 30, 1997 and the Closing Date Balance Sheet shall be as of April 30, 1997.

          (ii) If the Closing occurs during the period beginning on May 16, 1997 and ending on May 31, 1997 and (1) the Company's net worth (the difference between the Company's assets and liabilities) as of the Closing Date as shown on the Closing Date Balance Sheet is less than $500,000, (2) the Company's working capital (the difference between the Company's current assets and current liabilities exclusive of the current portion of long-term debt and the current portion of deferred service and warranty revenue) as of the Closing Date as shown on the Closing Date Balance Sheet is less than $1.00, or (3) the sum of the Company's outstanding revolving credit and line of credit balances, and the amount of "pooled funds" (as that term is used on the Company's financial statements), as of the Closing Date as shown on the Closing Date Balance Sheet is greater than $8,500,000, the Sellers shall pay to the Purchaser an amount equal to the lesser of (x) the largest of the differences in dollar amounts under clauses (1), (2) and (3) above and (y) $500,000. Solely for purposes of determining the amount, if any, of an adjustment to the Purchase Price pursuant to this subsection (c)(ii), if the Closing occurs during the period beginning on May 20, 1997 and ending on May 28, 1997, any amount paid by the Company to Cooper Tire on or around May 20, 1997 in respect of outstanding invoices which are not past due shall be deducted from the amount determined pursuant to clause
(3) above.

          (iii) The calculations described in paragraphs (i) and (ii) of this subsection (c) shall not reflect the impact, if any, of (1) the purchase by the Company of the Intellectual Property (as defined below in Section 2.1(g)) previously licensed to the Company pursuant to the agreements, each dated as of August 13, 1985, between the Company and Sam M. Winston (collectively, the "Winston Rights"), (2) the Bonburg Transfer, and (3) the amount of any cash distribution to the Sellers (other than The Sam M. Winston Separate Property Trust) made by the Company after the date of this Agreement and prior to the Closing not in excess of $400,000 in the aggregate.

          (d) Any payment under this Section shall be made within 10 days after the later of (i) the date of delivery of the Closing Date Balance Sheet and (ii) the date on which any dispute referred to in clause (e) is resolved.

          (e) Each of the Sellers' Representative and the Purchaser shall have the right to dispute any amounts shown on the Closing Date Balance Sheet by giving written notice to the other within 30 days after receipt of such balance sheet, which notice shall specify in reasonable detail the nature and extent of such disagreement. If the Sellers' Representative and the Purchaser have not resolved the dispute within 15 days of such notice, the dispute shall promptly


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be submitted to another "big six" accounting firm (the "Independent Accountant")
reasonably acceptable to Sellers' Representative and the Purchaser. The decision of the Independent Accountant shall be binding on the parties hereto. The cost of the Independent Accountant shall be shared equally by the Sellers and the Purchaser.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          SECTION 2.1. Representations and Warranties of the Sellers as a Group. The Sellers jointly and severally represent and warrant to the Purchaser as follows:

          (a) Organization, Standing and Power. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as now being conducted, and each such jurisdiction is listed in Section 2.1(a) of the disclosure schedule being delivered to the Purchaser simultaneously with the execution of this Agreement (the "Disclosure Schedule"). The Company has delivered to the Purchaser complete and correct copies of its articles of incorporation and by-laws and all amendments to the date of this Agreement and has made available to the Purchaser its minute books and stock records. Section 2.1(a) of the Disclosure Schedule contains a true and correct list of the directors and officers of the Company as of the date of this Agreement and at all times since the last action of the board of directors and the shareholders of the Company.

          (b) Capitalization; Equity Interests. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock and no shares of preferred stock. At the time of execution of this Agreement, 181,942 shares of Common Stock were issued and outstanding. The Sellers own of record and beneficially all of the outstanding capital stock of the Company. Except as set forth above, at the time of execution of this Agreement, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company to repurchase, redeem or otherwise acquire any shares of capital stock or


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other voting securities of the Company or any securities of the type described in the two immediately preceding sentences. Except as set forth in Section 2.1(b) of the Disclosure Schedule, the Company does not have any subsidiaries or own or hold any equity or other security interests in any other entity. The Company is not subject to any liability for any claim that the Company violated any applicable Federal or state securities laws in connection with the issuance of capital stock. For purposes of this Agreement, a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity (governmental or private).

          (c) Conflicts; Consents. The execution and delivery by the Sellers of this Agreement and the Escrow Agreement, the consummation of the transactions contemplated hereby and thereby and compliance by the Sellers with any of the provisions hereof and thereof does not and will not (i) conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Company, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Company may be a party, or by which the Company or any of the Company's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as are set forth in Section 2.1(c) of the Disclosure Schedule, (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Company or any of the Company's properties or assets or (iv) result in the creation or imposition of any Claim upon any property or assets used or held by the Company.

             (d) Financial Information. (i) The following financial statements are contained in Section 2.1(d) of the Disclosure Schedule:

              (A) the balance sheets of the Company at September 30, 1994, 1995 and 1996 and the related statements of operations and retained earnings and cash flows for the years then ended together with the opinion of Deloitte & Touche thereon;

              (B) the unaudited, internally prepared balance sheet of the Company at December 31, 1996 and the related statement of operations and cash flows for the three month period then ended; and

              (C) the unaudited, internally prepared balance sheets of the Company at January 31, 1997 and February 28, 1997 and the related statements of operations and cash flows for the one month periods then ended.

Except as set forth in Section 2.1(d) of the Disclosure Schedule, all such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present in all material respects the financial position, results of operations and cash flows of the Company (subject, in the case of unaudited


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

statements, to normal year-end audit adjustments). The balance sheets of the Company as at the dates set forth present fairly in all material respects the financial position of the Company as at the dates thereof, and the related statements of operations and cash flows of the Company for each of the respective specified periods then ended present fairly in all material respects the results of operations of the Company for each of the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). For the purposes of this Agreement, all financial statements referred to in this paragraph shall include any notes to such financial statements.

                  (ii) There were no material liabilities or obligations (whether absolute, accrued, contingent or otherwise, and whether due or to become due) in respect of the Company which were required to be, in accordance with generally accepted accounting principles and, in the case of unaudited statements, the Company's consistently applied accounting principles, and were not shown or provided for on the balance sheets of the Company to which such liabilities or obligations relate. All reserves established by the Company are reflected on the balance sheets of the Company or in the footnotes to the financial statements of the Company and are adequate and there are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on such balance sheets.

          (e) Absence of Changes. Except as set forth in Section 2.1(e) of the Disclosure Schedule, since September 30, 1996, the Company has been operated in the ordinary course consistent with past practice and there has not been:

                  (i) any material adverse change in the condition (financial or other), assets, liabilities, operations, business or prospects of the Company;

                  (ii) any obligation or liability (whether absolute, accrued, contingent or other, and whether due or to become due) incurred by the Company, other than obligations under customer contracts, current obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                  (iii) any payment, discharge or satisfaction of any claim or obligation of the Company, except in the ordinary course of business and consistent with past practice;

                  (iv) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any such shares;

                  (v) any issuance or sale, or any contract entered into for the issuance or sale, of any shares of capital stock or securities convertible into or exercisable for shares of capital stock of the Company;

                  (vi) any sale, assignment, pledge, encumbrance, transfer or other disposition of any tangible asset of the Company (other than sales of inventory to customers or sales of equipment no longer used or necessary in connection with the


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

conduct of the Company's business, in each case in the ordinary course of business consistent with past practice), or any sale, assignment, transfer or other disposition of any patents, trademarks, service marks, trade names, copyrights, licenses, franchises, know-how or any other intangible assets;

                  (vii) any creation of any claim or other encumbrance on any property of the Company, except in the ordinary course of business consistent with past practice and which claims or encumbrances together with all other such claims and encumbrances would not have a material adverse effect on the business of the Company;

                  (viii) any write-down of the value of any asset of the Company or any write-off as uncollectible of any accounts or notes receivable or any portion thereof, other than write-downs or write-offs which in the aggregate do not exceed $10,000;

                  (ix) any cancellation of any debts or claims or any amendment, termination or waiver of any rights of value to the Company, other than refunds to customers in the ordinary course of business and consistent with past practice that in the aggregate are immaterial in amount;

                  (x) through the date of this Agreement, any capital expenditure or addition to property, plant or equipment of the Company, individually or in the aggregate, in excess of $25,000;

                  (xi) any general increase in the compensation of employees of the Company (including any increase pursuant to any written bonus, pension, profit-sharing or other benefit or compensation plan, policy or arrangement or commitment), or any increase in any such compensation or bonus payable to any officer, shareholder, director or consultant of the Company having an annual salary or remuneration in excess of $50,000;

                  (xii) any damage, destruction or loss (whether or not covered by insurance) affecting any asset or property of the Company resulting in liability or loss in excess of $25,000 per incident or $100,000 in the aggregate;

                  (xiii) any change in the independent public accountants of the Company or in the accounting methods or accounting practices followed by the Company or any change in depreciation or amortization policies or rates;

                  (xiv) any agreement or action not otherwise referred to in items (i) through (xiii) above entered into or taken that is material to the Company; or

                  (xv) any agreement, whether in writing or otherwise, to take any of the actions specified in the foregoing items (i) through (xiv).

                  (f) Assets, Property and Related Matters; Real Property. (i) Except as set forth in Section 2.1(f)(ii) of the Disclosure Schedule, the Company has good title to, or a valid


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

leasehold interest in, as applicable, all of the assets reflected on the financial statements contained in Section 2.1(d) of the Disclosure Schedule, free and clear of all Claims. Such assets (A) are in good operating condition and repair, subject to ordinary wear and tear and (B) constitute all of the properties, interests, assets and rights held for use or used in connection with the business and operations of the Company and constitute all those necessary to continue to operate the business of the Company consistent with current and historical practice. All items of personal property owned by the Company with an original cost or book value in excess of $5,000 are listed in Section 2.1(f)(i) of the Disclosure Schedule.

                         (ii) Section 2.1(f)(ii) of the Disclosure Schedule sets
forth a list of all real property owned or leased by the Company (each a "Company Property"). The Company is the sole owner or holder of, and has, good and marketable fee title to, or a good, valid and existing leasehold estate in each Company Property, free and clear of all liens, encumbrances, restrictions and other matters affecting title to or the use and occupancy of such Company Property, except as disclosed in Section 2.1(f)(ii) of the Disclosure Schedule ("Permitted Encumbrances"). No Company Property violates the terms or conditions of any Permitted Encumbrance.

                         (iii) With respect to each Company Property leased by
the Company, (A) the Company is the owner and holder of all the leasehold interests and estates purported to be granted by such leases, (B) all leases to which the Company is a party are in writing and in full force and effect and constitute valid and binding obligations of the Company and, to the knowledge of the Sellers, of the other parties thereto, enforceable in accordance with their terms, and (C) the Company has delivered to the Purchaser true and complete copies of all such leases. Except as set forth in Section 2.1(f)(ii) of the Disclosure Schedule, there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance by the Company or by any lessor under any lease. Except as set forth in Section 2.1(f)(ii) of the Disclosure Schedule, the Company has not, and to the knowledge of the Sellers, no other person has, granted any oral or written right to anyone other than the Company to lease, sublease or otherwise occupy any of the properties described in Section 2.1(f)(ii) of the Disclosure Schedule through the end of the applicable lease periods.

                         (iv) Each Company Property and all appurtenances and
improvements, as used, constructed or maintained by the Company at any time, conform to applicable Federal, state, local and foreign laws and regulations ("Legal Requirements"), and, except as otherwise disclosed on Section 2.1(f)(iv) of the Disclosure Schedule, no notices of violation of any Legal Requirements have been issued by any governmental authority with respect to any Company Property, including all building, fire, health, zoning, setback, subdivision and environmental laws, regulations or ordinances. Without limiting the foregoing, each Company Property is in good operating condition and repair and no condition exists which would interfere with the Company's customary use and operation thereof. The use of the buildings and structures located on each Company Property or any appurtenances or equipment does not violate any restrictive covenants or encroach on any property owned by others. No condemnation proceeding is pending or, to the knowledge of the Sellers, threatened which would preclude or impair the use of any Company Property by the Company for the uses for which they are intended.

                         (v) Section 2.1(f)(v) of the Disclosure Schedule lists
each permit necessary or useful for the Company to own, lease or use any Company Property as presently used by the Company. Each such permit was duly issued and obtained, currently is in full force and effect, and, unless the Company violates the terms of such permit after the Closing, shall remain in full force and effect for the term therefor. No default or violation, or event which with the passage of time or giving of notice or both would become a default or violation, has occurred in the due observance of any permit.

                         (vi) Except as set forth in Section 2.1(f)(vi) of the
Disclosure Schedule, no part of any Company Property is subject to any building or use restrictions that would restrict or prevent in any material respect the present use and operation of such Company Property, and each Company Property is properly and duly zoned for its current use, and such current use is in all respects a conforming use. No governmental authority having jurisdiction over any Company Property has issued or, to the knowledge of the Sellers, has threatened to issue any notice or order that adversely affects the use or operation of any Company Property, or requires, as of the date hereof or a specified date in the future, any repairs, alterations, additions or improvements thereto, or the payment or dedication of any money, fee, exaction or property. The Sellers have no knowledge of any actual or pending imposition of any assessments for public improvements with respect to any Company Property and, to the knowledge of the Sellers, no such improvements have been constructed or planned that would be paid for by means of assessments upon any Company Property.

                         (vii) Each Company Property is located on public roads
and streets, and all utility systems required in connection with the use, occupancy and operation of each Company Property are sufficient for their present purposes, are fully operational and in working order. Each Company Property consists of sufficient land, parking areas, sidewalks, driveways and other improvements to permit the continued use of such Company Property in the manner and for the purposes to which it is presently devoted.

                         (viii) None of the Shareholders is a "foreign person"
as defined in Section 1445 of the Internal Revenue Code of 1986.

                         (ix) Neither the execution and delivery of this
Agreement nor the consummation of the transactions contemplated by this Agreement will create a breach of, or constitute a default under, any lease of the Company. No consent from the lessor or any other person under any lease is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for those listed in Section 2.1(c) of the Disclosure Schedule.

                  (g) Patents, Trademarks and Similar Rights. The Company owns or possesses an exclusive license for all patents, trademarks, service marks, trade names and copyrights, in each case registered or unregistered, inventions, software (including documentation and object and source code listings), know-how, trade secrets and other intellectual property rights (collectively, the "Intellectual Property") used in its business as presently conducted.
Section 2.1(g) of the Disclosure Schedule contains a list of all Intellectual Property owned and used by the Company (including the Winston Rights) and any Intellectual Property which is licensed for use by others. No Intellectual Property or product or service sold or provided by the Company infringes any rights owned or held by any other person. There is no pending or, to the knowledge of the Sellers, threatened claim or litigation against the Company contesting its right to use any Intellectual Property. To the knowledge of the Sellers, no person is infringing the rights of the Company in any Intellectual Property. In the case of commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), neither the Company nor, in connection with the Company's business, any of its employees has made or is using any unauthorized copies of any such software programs.

                  (h) Insurance. Section 2.1(h) of the Disclosure Schedule contains a true and complete list of all policies of casualty, liability, theft, fidelity, life and other forms of insurance currently held by the Company. True and complete copies of such policies have been delivered to the Purchaser. All insurance policies are in the name of the Company, outstanding and in full force and effect, all premiums with respect to such policies are currently paid and such policies will not be affected by, or terminated or lapse by reason of, the transactions contemplated by this Agreement. The Company has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies. Except as set forth in Section 2.1(h) of the Disclosure Schedule, no claim under any such policy is pending.

                  (i) Agreements. (i) Section 2.1(i)(i) of the Disclosure Schedule contains a true and complete list of all written or oral contracts, agreements and other instruments to which the Company is a party (A) relating to indebtedness for money borrowed or capital leases, (B) of duration of six months or more from the date hereof and not cancelable without penalty on 30 days or less notice, (C) relating to commitments in excess of $10,000, (D) relating to the employment or compensation of any director, officer, employee, consultant or other agent of the Company, (E) relating to the sale or other disposition of any assets, properties or rights, (F) relating to the lease or similar arrangement of any machinery, equipment, motor vehicles, furniture, fixture or similar property, (G) between the Company and any Seller or affiliate of any Seller, (H) that restricts the operation of the Company anywhere in the world or (I) that is otherwise material to the Company or entered into other than in the ordinary course of business. Except as set forth in Section 2.1(i)(i) of the Disclosure Schedule, the Company is not in default under any such agreement or instrument where such default could, singly or in the aggregate with defaults under other agreements or instruments, have a material adverse effect on the Company's condition (financial or otherwise), assets, liabilities, operations, business or prospects and, to the knowledge of the Sellers, all such agreements or instruments are in full force and effect.

                         (ii) Except as set forth in Section 2.1(i)(ii) of the
Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will create a breach of, or constitute a default under, any Agreement required to be listed in Section 2.1(i)(i) of the Disclosure Schedule. The Company has delivered to the Purchaser true and complete copies of all documents described in Section 2.1(i)(i) of the Disclosure Schedule.

                  (j) Litigation. Except as set forth in Section 2.1(j) of the Disclosure Schedule, there have not been for the past 12 months or, in the case of any such matters for which any potential liability of the Company was not fully covered by insurance, the past three years, nor are there, any suits, actions, claims, investigations or legal or administrative or arbitration proceedings in respect of the Company, pending or, to the knowledge of the Sellers, threatened, whether at law or in equity, or before or by any Federal, foreign, state or municipal or other governmental department, commission, board, bureau, agency or instrumentality. Except as set forth in Schedule 2.1(j) of the Disclosure Schedule, there have not been for the past three years, nor are there any judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against the Company or any Seller or any of their respective assets or properties.

                  (k) Compliance; Governmental Authorizations. (i) Except as set forth in Section 2.1(k) of the Disclosure Schedule, the Company has complied and is in compliance with all Federal, state, local and foreign laws, ordinances, regulations, interpretations and orders (including those relating to disposal of materials, environmental protection and occupational safety and health) applicable to the Company or its business. Except as set forth in Section 2.1(k) of the Disclosure Schedule, there are no present or past conditions relating to the Company, or relating to any Company Property or any appurtenances thereto or improvements thereon, that could lead to any material liability against, or have a material adverse effect on, the Company, for violation of any applicable health or safety laws. Except as set forth in Section 2.1(k) of the Disclosure Schedule, the Company has not violated (other than such violations that have been fully cured or remedied and pursuant to which the Company has no liability (contingent or otherwise)), nor is the Company in violation of, any requirements of any Federal, state, county or local laws, ordinances, regulations, interpretations and orders relating to disposal of materials or the discharge of chemicals, gases or other substances or Hazardous Materials (as defined below) into the environment or to the safety or protection of the environment (the "Environmental Laws") in connection with the conduct of its business or in connection with the use, maintenance or operation of any Company Property. Except as set forth in Section 2.1(k) of the Disclosure Schedule, there are no present or past conditions relating to the Company or relating to any Company Property, nor are there any present or past conditions relating to any real property previously owned, leased or operated by the Company or any of its present or past affiliates, that in any such case could lead to any liability of the Company under any Environmental Law. Except as set forth in Section 2.1(k) of the Disclosure Schedule, the Company has neither engaged in nor permitted the sale or dispensation (to customers, employees or other persons), handling, transportation, discharge, emission, treatment, storage or disposal of gasoline or other motor vehicle fuels at or under any Company Property or any property or facility previously owned, leased or operated by the Company or one of its past or present affiliates. Except as set forth in Section 2.1(k) of the Disclosure Schedule, the Company has operated each Company Property and has received, handled, used, stored, treated, shipped and disposed of all hazardous or toxic materials, substances and wastes (whether or not on its properties or properties owned or operated by others) in compliance with all applicable Environmental Laws (other than such instances of non-compliance that have been fully cured or remedied and pursuant to which the Company has no liability (contingent or otherwise)). "Hazardous Materials" means (A) any "hazardous substance" as defined by the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended; (B) any "hazardous waste" or "petroleum," as defined by the Resource Conservation and Recovery Act, as amended; (C) any petroleum product; (D) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law, as amended or hereafter amended; or (E) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended or hereafter amended.

                         (ii) The Company has all Federal, state, local and
foreign governmental licenses and permits necessary to conduct its business as presently being conducted, which licenses and permits (and any exceptions thereto) are listed in Section 2.1(k) of the Disclosure Schedule. Such licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof (other than such violations that have been fully cured or remedied), no proceeding is pending or, to the knowledge of the Sellers, threatened, to revoke or limit any thereof, and the Sellers do not know of any basis for any such proceeding and the consummation of the transactions contemplated in this Agreement will not result in the non-renewal, revocation or termination of any such license or permit. The Company validly holds all permits required under all applicable Environmental Laws.

                  (l) Labor Relations; Employees. (i) Except as set forth in
Section 2.1(l)(i) of the Disclosure Schedule, (A) there is no labor strike, dispute, slowdown, stoppage or lockout pending, affecting, or, to the knowledge of any Seller, threatened against the Company, and during the last five years there has not been any such action and there are no existing or prior facts, circumstances or conditions that may lead to such an action; (B) there are no union claims to represent the employees of the Company nor have there been any such claims within the last five years; (C) there is no written or oral contract, commitment, agreement, understanding or other arrangement with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of the Company, nor is the Company a party to or bound by any collective bargaining or similar agreement; (D) there is, and within the last five years has been, no representation of the employees of the Company by any labor organization and, to the knowledge of the Sellers, there are no union organizing activities among the employees of the Company, nor does any question concerning representation exist concerning such employees; (E) Schedule 2.1(l) sets forth all personnel policies, rules or procedures (whether written or oral) applicable to employees of the Company, and the Sellers have delivered to the Purchaser complete and accurate copies of all such written policies, rules or procedures plus summaries of all oral policies, rules or procedures; (F) the Company has not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance, regulation, interpretation or order and the Company is, and has for the past five years been, in compliance with all applicable laws, ordinances, regulations, interpretations or orders respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; (G) there is no unfair labor practice charge or complaint against the Company (or against any Seller with respect to the Company) pending or, to the knowledge of any Seller, threatened before the National Labor Relations Board or any similar state or foreign agency and there are no existing or prior facts, circumstances or conditions that could form the basis therefor; (H) there is no grievance pending or, to the knowledge of any Seller, threatened against the Company arising out of any collective bargaining agreement or other grievance procedure and there are no existing or prior facts, circumstances or conditions that could form the basis therefor; (I) there are no charges with respect to or relating to the Company pending or, to the knowledge of any Seller, threatened before the Equal Employment Opportunity Commission or any other governmental entity responsible for the prevention of unlawful employment practices and there are no existing or prior facts, circumstances or conditions that could form the basis therefor; (J) neither the Company nor any Seller has received notice of the intent of any governmental entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and no such investigation is in progress; and (K) no complaints, lawsuits or other proceedings are pending or, to the knowledge of any Seller, threatened in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract, commitment, agreement, understanding or other arrangement for employment, any law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with any employment relationship.

                         (ii) Section 2.1(l)(ii) of the Disclosure Schedule
contains a list of each pension, retirement, savings, deferred compensation, and profit-sharing plan and each stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under which the Company has any current or future obligation or liability or under which any employee or former employee (or beneficiary of any employee or former employee) of the Company has or may have any current or future right to benefits (the term "plan" shall include any contract, agreement, policy or understanding, each such plan being hereinafter referred to individually as a "Plan"). The Company has delivered to the Purchaser true and complete copies of (A) each Plan, (B) the summary plan description for each Plan and (C) the latest annual report, if any, which has been filed with the IRS for each Plan. Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 (the "Code") has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code and, since such determination, no amendment to or failure to amend any such Plan adversely affects its tax qualified status. There has been no prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Plan.

                         (iii) No Plan is subject to the provisions of Section
412 of the Code or Part 3 of Subtitle B of Title I of ERISA. No Plan is subject to Title IV of ERISA. During the past five years, neither the Company nor any business or entity then controlling, controlled by, or under common control with the Company contributed to or was obliged to contribute to an employee pension plan that was subject to Title IV of ERISA.

                         (iv) There are no actions, claims, lawsuits or
arbitrations (other than routine claims for benefits) pending, or, to the knowledge of the Sellers, threatened, with respect to any Plan or the assets of any Plan, and no Seller has knowledge of any facts which could give rise to any such actions, claims, lawsuits or arbitrations (other than routine claims for benefits). Except as provided in Section 2.1(l)(iv), the Company has satisfied all funding, compliance and reporting requirements for all Plans. With respect to each Plan, the Company has paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the financial information in Section 2.1(d) of the Disclosure Schedule.

                         (v) No Plan provides or is required to provide, now or
in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any person beyond termination of employment, except to the extent required under any state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Plan covers any individual other than employees of the Company, other than dependents of employees under health and child care policies listed in Section 2.1(l)(ii) of the Disclosure Schedule, true and complete copies of which have been delivered to the Purchaser.

                         (vi) Except as set forth in Section 2.1(l)(vi) of the
Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (A) entitle any employee of the Company to severance pay or termination benefits, (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (C) obligate the Purchaser or the Company, or any of their respective affiliates, to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any employee, consultant or agent of the Company for periods before the Closing Date or for personnel whom the Purchaser does not employ.

                         (vii) The Company has not made any representations or
warranties (whether written or oral, express or implied) contractually or otherwise to any client or customer of the Company that the Company employees rendering services to such client or customer are not "leased employees" (within the meaning of Section 414(n) of the Code) or that such employees would not be required to participate under any pension benefit plan (within the meaning of Section 3(2) of ERISA) (a "Pension Benefit Plan") of such client or customer relating either to (A) providing benefits to employees of the Company under a Pension Benefit Plan of the Company or (B) making contributions to or reimbursing such client or customer for any contributions made to a Pension Benefit Plan of such client or customer on behalf of employees of the Company.

                  (m) Related Party Transactions. Except as set forth in Section 2.1(m) of the Disclosure Schedule, no current or former partner, director, officer, employee or shareholder of the Company or any associate or affiliate (as defined in the rules promulgated under the Securities Exchange Act of 1934) thereof, or any relative with a relationship of not more remote than first cousin of any of the foregoing, is presently, or during the 12-month period ending on the date hereof has been, (i) a party to any transaction with the Company (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate) or (ii) to the knowledge of the Sellers, the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company, nor does any such person receive income from any source other than the Company which relates to the Company's businesses or should properly accrue to the Company.

                  (n) Taxes. (i) The Company is a "small business corporation" and has maintained a valid election to be an "S" corporation under Subchapter S of the Code, and the equivalent provisions of all applicable state income tax statutes since October 1, 1987. Except as set forth in Section 2.1(n) of the Disclosure Schedule, all Federal, state, local and foreign tax returns and tax reports that are due for periods ending on or prior to the Closing Date by the Company have been filed or a valid request for extension has been filed with respect thereto, on a timely basis (including any extensions) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are and will be true, correct and complete. Except as set forth in Section 2.1(n) of the Disclosure Schedule, all Federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) due from and payable by the Company on or prior to the Closing Date have been fully paid on a timely basis. Except as set forth in Section 2.1(n) of the Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any tax return.

                         (ii) To the Sellers' knowledge, no written claim has
ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction, and the Company has not received any notice, or request for information from any such authority.

                         (iii) Except as set forth in Section 2.1(n) of the
Disclosure Schedule, no issues have been raised in writing with the Company by the Internal Revenue Service (the "IRS") or any other taxing authority in connection with any tax return or report filed by the Company and there are no issues which, either individually or in the aggregate, could result in any liability for tax obligations of the Company relating to periods ending on or before September 30, 1996 in excess of the accrued liability for taxes shown on the combined financial statements contained in Section 2.1(d) of the Disclosure Schedule. No waivers of statutes of limitations have been given or requested in writing with respect to the Company.

                         (iv) The Company neither is nor has been a United
States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

                         (v) The Company has complied (and until the Closing
will comply) with all applicable laws relating to the payment and withholding of taxes (including withholding and reporting requirements under Section 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other laws) and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

                  (o) Disclosure. To the knowledge of the Sellers, there have been no events, transactions or information relating to the Company which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition (financial or other), assets, liabilities, operations, business or prospects of the Company. No representation or warranty of the Sellers contained in this Agreement, and no statement contained in any certificate, schedule, annex, list or other writing furnished to the Purchaser, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained herein or therein, in light of the circumstances under which they were made, not misleading.

                  (p) Bank Accounts; Powers-of-Attorney. Section 2.1(p) of the Disclosure Schedule contains a true and complete list of (A) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (B) the names of all persons holding general or special powers-of-attorney from the Company and a summary of the terms thereof.

                  (q) Inventory. The inventory included in the financial statements contained in Section 2.1(d) of the Disclosure Schedule is the only inventory used or held for use in the Company's business, is valued for financial statement purposes at the lower of cost or market in aggregate using the last in, first out method value. Such inventory, net of applicable reserves, is useable and salable in the ordinary course of business.

                  (r) Brokers. Except as set forth in Section 2.1(r) of the Disclosure Schedule, no agent, broker, investment banker, person or firm acting on behalf of the Company or under the authority of the Company is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                  SECTION 2.2. Representations and Warranties of the Sellers Individually. Each Seller severally represents and warrants to the Purchaser as follows:

                  (a) Authority; Binding Agreements; Title to Shares. (i) Such Seller has the legal power and capacity to enter into this Agreement and the Escrow Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller, and constitutes the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. The Escrow Agreement when executed and delivered by such Seller will constitute the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

                         (ii) The record and beneficial ownership of the Shares
being sold by such Seller under this Agreement and the number of such Shares are as set forth opposite such Sellers' name on Annex A, and such Seller has, and will transfer or cause to be transferred to the Purchaser at the Closing, good and marketable title to such number of Shares, free and clear of all Claims, and with no restriction on the voting rights or other incidents of record and beneficial ownership.

                  (b) Conflicts; Consents. The execution and delivery by such Seller of this Agreement and the Escrow Agreement, the consummation of the transactions contemplated hereby and thereby and compliance by such Seller with any of the provisions hereof and thereof does not and will not (i) conflict with or result in a breach of the constitutive documents, if any, of such Seller,
(ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which such Seller is a party, or by which such Seller or any of such Seller's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been, or before the Closing will be, obtained (which waivers or consents are set forth in Section 2.2(b) of the Disclosure Schedule), (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to such Seller or any of such Seller's properties or assets or (iv) result in the creation or imposition of any Claim upon any of such Seller's Shares. No consent or approval by, or notification of or filing with, any person is required in connection with the execution, delivery and performance by such Seller of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby, except for the filing of a premerger notification and report form by the Sellers under the Hart-Scott- Rodino Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act").

                  (c) Brokers. Except as set forth in Section 2.2(c) of the Disclosure Schedule, no agent, broker, investment banker, person or firm acting on behalf of such Seller or under the authority of such Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                  (d) Pending Challenges. There is no legal or regulatory proceeding pending or, to the knowledge of such Seller, threatened that could have a material adverse effect on such Seller's ability to consummate the transactions contemplated by this Agreement and the Escrow Agreement.

                  SECTION 2.3. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Sellers as follows:

                  (a) Organization and Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  (b) Authority; Binding Agreements. The Purchaser has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Escrow Agreement when executed and delivered by the

Purchaser will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  (c) Conflicts; Consents. The execution and delivery by the Purchaser of this Agreement and the Escrow Agreement, the consummation of the transactions contemplated hereby and thereby and compliance by the Purchaser with any of the provisions hereof and thereof does not and will not (i) conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Purchaser, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Purchaser is a party, or by which the Purchaser or any of the Purchaser's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been, or before the Closing will be, obtained, (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Purchaser or any of the Purchaser's properties or assets or (iv) result in the creation or imposition of any Claim upon any of the Purchaser's properties or assets. No consent or approval by, or notification of or filing with, any person is required in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby, except for the filing of a premerger notification and report form by the Purchaser under the HSR Act.

                  (d) Investment Representation. The Purchaser is acquiring the Shares for its own account and not with a view to distribution within the meaning of the applicable Federal securities laws.

                  (e) Pending Challenges. There is no legal or regulatory proceeding pending or, to the knowledge of the Purchaser, threatened that could have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Escrow Agreement.

                  (f) Broker. Other than T&Co. (the fees and expenses of which shall be paid by the Purchaser), no agent, broker, investment banker, person or firm acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

                                   ARTICLE III

                              ADDITIONAL AGREEMENTS

                  SECTION 3.1. Expenses. (a) The Purchaser, on the one hand, and the Sellers and the Company, on the other hand, shall each bear their respective costs incurred in the pursuit of the transactions contemplated by this Agreement, including the fees and expenses of their respective lawyers, financial advisors and accountants ("Transaction Costs"). The Company shall bear any Transaction Costs incurred by the Sellers and, except as expressly set forth in this Agreement, neither the Purchaser nor the Company shall have any recourse against the Sellers with respect to such costs either before or after the Closing. After the Closing, the Purchaser agrees to pay, or cause the Company to pay, the Transaction Costs of the Sellers and the Company that have not been paid by the Company prior to the Closing. The Sellers acknowledge and agree that Section 3.1(a) of the Disclosure Schedule sets forth the Sellers' good faith estimate of the Transaction Costs that have been or will be incurred by the Sellers and the Company.

                  (b) Notwithstanding anything to the contrary set forth in
Section 3.1(a), the Purchaser shall reimburse the Sellers and the Company for their respective Transaction Costs up to an aggregate maximum of $300,000 if (i) the Closing does not occur on or prior to the close of business on May 31, 1997 for any reason in the control of the Purchaser (including the failure to satisfy the condition set forth in Section 4.1(h)) and this Agreement is terminated pursuant to Section 6.2 and (ii) (A) neither the Sellers nor the Company have materially misrepresented the Company's financial condition, business or operations as of the date of this Agreement through the written financial and other information presented to the Purchaser on or before the date of this Agreement, (B) the Company has operated its business in the ordinary course between the date of this Agreement and the date of termination of this Agreement and (C) no event or condition has occurred after the date of this Agreement which has a material adverse effect on the Company's financial condition, business or operations.

                  (c) Notwithstanding anything to the contrary set forth in
Section 3.1(a), in the event that (i) the Closing does not occur on or prior to the close of business on May 31, 1997 for any reason in the control of the Company or the Sellers not precipitated by the Purchaser and (ii) prior to September 30, 1997, either the Company or the Sellers enter into a letter of intent or other agreement relating to the acquisition of more than 50% of the equity of, or all or substantially all of the assets of, the Company, immediately upon the closing of such transaction, the Sellers shall cause the Company to reimburse the Purchaser for (A) the Purchaser's Transaction Costs up to a maximum of $300,000 and (B) any amounts paid by the Purchaser to the Company or the Sellers pursuant to Section 3.1(b).

                  SECTION 3.2. Conduct of Business. (a) From the date of this Agreement until the Closing Date, except as otherwise consented to by the Purchaser in writing or as described in Section 3.2(a) of the Disclosure Schedule, the Sellers shall cause the Company to operate its business only in the ordinary course of business consistent with past practice.

                  (b) Without limiting the generality of the foregoing, the Sellers shall use their best efforts to prohibit the Company, without the prior written consent of the Purchaser, directly or indirectly, to cause or permit any state of affairs, action or omission described in clauses (i) through (xv) of
Section 2.1(e).

                  (c) From the date of this Agreement until the Closing Date, the Sellers shall cause the Company to refrain from incurring any additional indebtedness (other than in the ordinary course of business consistent with past practice).

                  (d) From the date of this Agreement until the Closing Date, the Sellers shall cause the Company to refrain from making any commitment for capital expenditures or additions to property, plant or equipment of the Company individually in excess of $25,000.

                  (e) If, after the date of this Agreement and prior to the Closing Date, any of the information or disclosures set forth on the Disclosure Schedule shall have become outdated or incorrect, or facts, circumstances or occurrences requiring disclosure shall have arisen, the Sellers shall make, or cause to be made, in writing such additions, updates or corrections to the Disclosure Schedule as may be necessary to augment, update or correct the Disclosure Schedule. The Purchaser may elect not to close the transactions contemplated by this Agreement based upon the underlying facts, circumstances or occurrences described in such additions, updates or corrections. If the Purchaser so elects not to close, the parties shall have no further rights or obligations under this Agreement, except the parties' rights and obligations under Sections 3.1, 3.7(a) and 3.9; provided that, notwithstanding the foregoing, if such underlying facts, circumstances or occurrences were within the control of the Sellers or the Company and, in instances not involving a violation of Section 3.5, result in a material adverse change to the Company, the Sellers shall be liable to the Purchaser only for its Transaction Costs, except in the instance of a violation of Section 3.5, in which event the Sellers shall be liable to the Purchaser for its actual damages. If, notwithstanding such additions, updates or corrections, the Purchaser elects to close the transactions contemplated by this Agreement, the representations and warranties of the Sellers set forth in this Agreement shall be deemed made for all purposes of this Agreement with reference to such augmented, updated or corrected Disclosure Schedules. The phrase "facts, circumstances or occurrences . . . within the control of . . . the Company," as opposed to the phrase "within the control of the Sellers," for the purposes of this Agreement, means facts, circumstances or occurrences resulting from a corporate officer of the Company knowingly violating the provisions of Sections 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.3, 3.4, 3.5, 3.6, 3.7(a)(i) and 3.9. Promptly after the date of this Agreement, the Sellers shall cause the corporate officers of the Company to be informed of such provisions. Notwithstanding the foregoing, if the adverse facts, circumstances or occurrences, if any, set forth in such additions, updates or corrections are remedied by the Sellers prior to the Closing, the Purchaser shall not have the right to elect not to close pursuant to this paragraph (d), provided that, if such adverse facts, circumstances or occurrences do not result in a material adverse change to the Company but were within the control of the Sellers or the Company, as herein defined, the Sellers shall prior to the Closing remedy such adverse facts, circumstances or occurrences to the extent that they do not exceed, individually or collectively, the sum of $50,000, or if they can not be remedied by the payment of money, the Sellers shall use their best efforts to remedy the same.

                  (f) The Purchaser agrees that the reserves established by the Company and reflected on the Company's audited balance sheet at September 30, 1996 contained in Section 2.1(d) of the Disclosure Schedule are adequate, and that the methodology used in determining such reserves is consistent with generally accepted accounting principles.

                  SECTION 3.3. Reasonable Efforts; Further Assurances. The Purchaser and the Sellers each agree to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable and to ensure that the conditions set forth in Article IV are satisfied, insofar as such matters are within the control of any of them. Without limiting the generality of the foregoing, the Purchaser and the Sellers each agree to use their reasonable best efforts to make or cause to be made, within three business days of the date of this Agreement, the filings required of such party under the HSR Act with respect to the transactions contemplated by this Agreement. If requested by the Sellers, the Purchaser shall deliver to the appropriate authorities on behalf of the Sellers the Sellers' filings required under the HSR Act at the same time the Purchaser delivers its filings under the HSR Act to such authorities. If requested by the Purchaser, the Sellers shall cause the Company to use its reasonable best efforts to obtain, before the Closing, requisite waivers or consents to the conflicts, breaches or defaults listed in Section 2.1(c) of the Disclosure Schedule. In case at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement shall take or cause to be taken all such necessary action, including the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated by this Agreement.

                  SECTION 3.4. Winston Rights. At or prior to the Closing, the Sellers shall cause the Company to acquire from Demetra M. Winston and William
S. Johnstone, Jr., Trustee of the Sam M. Winston and Demetra M. Winston Community Property Trust dated January 8, 1990 good and marketable title to the Winston Rights, free and clear of all Claims, for a purchase price of $379,000 (the "Winston Purchase Price"). At the Closing, on behalf of the Company in connection with the Company's acquisition of the Winston Rights, the Purchaser shall pay the Winston Purchase Price to Demetra M. Winston and William S. Johnstone, Jr., Trustee of the Sam M. Winston and Demetra M. Winston Community Property Trust dated January 8, 1990.

                  SECTION 3.5. No Shopping. From the date of this Agreement until the earlier of (i) the Closing Date and (ii) the date this Agreement is terminated in accordance with Section 6.2, no Seller shall, and no Seller shall permit the Company or any partner, director, officer or agent of the Company or such Seller to, directly or indirectly, solicit or initiate, enter into or conduct, discussions concerning, or exchange information (including by way of furnishing information concerning the Company or its business) or enter into any negotiations concerning, or solicit, entertain or agree to any proposals for, the acquisition of the assets of, or any substantial part thereof, or a merger involving, the Company or the transfer of all or a substantial part of the capital stock of the Company to any person other than the Purchaser or one of its affiliates. In addition, during such time period, no Seller shall authorize, direct or knowingly permit any employee or agent of the Company or such Seller to do any of the foregoing and the Sellers shall notify the Purchaser of the identity of any person who approaches any Seller or the Company with respect to any of the foregoing.

                  SECTION 3.6. Access and Information. From the date of this Agreement until the first to occur (i) of the Closing Date and (ii) the termination of this Agreement in accordance with Section 6.2, the Sellers shall cause the Company to permit the Purchaser, its financing parties and their respective representatives to make such investigation of the business, operations and properties of the Company as the Purchaser deems necessary or desirable in connection with the transactions contemplated by this Agreement. Such investigation shall include reasonable access to the respective directors, officers, employees, agents and representatives (including legal counsel and independent accountants) of the Company and the properties, books, records and commitments of the Company. Sellers shall furnish the Purchaser and its representatives with such financial, operating and other data and information, and copies of documents with respect to the Company or any of the transactions contemplated by this Agreement, as the Purchaser shall from time to time request. Such access and investigation shall be made after prior consultation with William S. Johnstone, Jr. or Thomas J. Bonburg and upon reasonable notice and at reasonable places and times. The Purchaser shall obtain the Company's written consent prior to contacting any of the Company's significant business relationships. The Sellers shall ensure that such consent shall not be unreasonably withheld. Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder. Without limiting the foregoing, during such period, Sellers shall keep the Purchaser informed as to the business and operations of the Company and shall consult with the Purchaser as appropriate.

                  SECTION 3.7. Confidentiality; Non-Competition. (a) (i) Until Closing, the Purchaser and the Sellers each agree that all financial or other information about the Purchaser, the Company or any Seller, or other information of a confidential or proprietary nature, disclosed to the other at any time in connection with the proposed transaction shall be kept confidential by the party receiving such information and shall not be disclosed to any person or used by the receiving party (other than to its agents or employees, or in the case of the Purchaser, its financing parties, in connection with the transactions contemplated by this Agreement) except: (1) with the prior written consent of the disclosing party; (2) as may be required by applicable law or court process;
(3) such information which may have been acquired or obtained by such party (other than through disclosure by or on behalf of the other party in connection with the transaction contemplated by this Agreement); or (4) such information which is or becomes generally available to the public other than as a result of a violation of this provision. Each Seller shall be bound by the terms of this subparagraph (a)(i) for a period of five years after Closing.

                           (ii) Effective upon the Closing and for a period of
five years after the Closing, each Seller agrees that all financial or other confidential or proprietary information concerning the Company known by such Seller shall be kept confidential by such Seller and shall not be disclosed to any person except: (1) as otherwise expressly permitted pursuant to the terms of this Agreement, (2) with the prior written consent of the Purchaser; (3) as may be required by applicable law or court process; or (4) such information which is or becomes generally available to the public other than as a result of a violation of this provision. Notwithstanding the foregoing, William S. Johnstone, Jr., in his fiduciary capacity as Trustee of The Sam M. Winston Separate Property Trust, The Sam M. Winston Life Insurance Trust No. 2 dated May 22, 1987 and The Sam M. Winston Life Insurance Trust No. 3 dated November 12, 1992, may disclose such confidential information as is reasonably necessary to any court having jurisdiction over the affairs of such trusts in order to obtain instructions from such court regarding the administration of such trusts, and shall request that, if possible, such court seal the files so that such information remains confidential.

                  (b) Each Seller by this Agreement acknowledges and recognizes such Seller's possession of confidential or proprietary information and the highly competitive nature of the business of the Company and accordingly agrees that, in consideration of the Purchaser entering into this Agreement and the transactions contemplated by this Agreement and the premises contained herein, such Seller will not, from and after the date of the Closing for a period of five years after the date of the Closing, for any reason whatsoever, either individually or as an officer, director, stockholder, partner, agent or principal of another business firm, (i) directly or indirectly engage in the United States in any competitive business,
(ii) assist others in engaging in any competitive business in the manner described in the foregoing clause (i), or (iii) induce any employee of the Company, the Purchaser, or any affiliate of the Purchaser, to terminate employment with the Company, the Purchaser or such affiliate, as the case may be, or hire any employee of the Company, the Purchaser or any other affiliate of the Purchaser to work with any Seller or any company or business affiliated with any Seller. The Sellers' ownership of not more than 1% of the outstanding capital stock of any public corporation shall not in itself be deemed to be engaging in any competitive business for purposes of this paragraph (b).

                  (c) In the event of a breach or threatened breach by any party of the provisions of Section 3.7, the non-breaching party shall be entitled to an injunction restraining such party from such breach. Nothing contained in this paragraph (c) or elsewhere in this Agreement shall be construed as prohibiting the non-breaching party from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by any party of the provisions of this Section. Without limiting the generality of the foregoing, the Sellers acknowledge that, in the event of a breach or threatened breach by any Seller of any of the provisions of paragraph (b) of
Section 3.7, the Purchaser's damages may exceed the amount paid to the Sellers (singly or in the aggregate) in consideration of their covenants set forth in such paragraph (b). Notwithstanding anything to the contrary set forth in this Agreement, nothing contained in this Section 3.7 shall entitle the Purchaser to seek an injunction or otherwise pursue remedies available at law or in equity from any Seller in connection with a breach or threatened breach of the provisions of paragraph (b) of Section 3.7 other than such Seller or Sellers alleged to have breached or threatened to breach such provisions.

                  SECTION 3.8. Releases; Prior Compensation. (a) Each Seller agrees and acknowledges that he has been paid in full for all services rendered to the Company and has no outstanding claims against the Company or the Purchaser for any amounts arising because of such employment or otherwise. Each Seller hereby releases the Company and all of the Company's affiliates from all rights such Seller may have to acquire any securities of the Company and all actions, suits, debts, promises, agreements, damages, demands or claims of any kind whatsoever arising from any event or action prior to the Closing Date that any Seller had, has or may in the future have against the Company, except for the matters arising under this Agreement or related to the transactions contemplated hereby.

                  (b) After the Closing, the Purchaser will cause the Company to indemnify and hold harmless the officers and directors of the Company in respect of acts or omissions of such persons acting in such capacities occurring on or prior to the Closing to the extent provided under the Company's articles of incorporation and bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitations imposed from time to time under applicable law.

                  SECTION 3.9. Public Announcements. The Purchaser, on the one hand, and the Sellers, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation. Prior to Closing, neither the Purchaser, on the one hand, nor the Sellers, on the other hand, shall issue any such press release or make any such public statement without the other's prior consent, which consent shall not be unreasonably withheld.

                  SECTION 3.10. Tax Matters. (a) (i) The Purchaser and each Seller shall join in making timely and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state income tax laws, with respect to the Company. In such event, the Purchaser and each Seller shall report the transaction consistent with such elections under Section 338(h)(10) of the Code and any applicable state tax provision (the "Elections") and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local tax provision).

                           (ii) The Purchaser shall prepare, and the Purchaser
and each Seller shall execute at the Closing any and all forms necessary to effectuate the Elections (including IRS Form 8023-A and any similar forms under applicable state income tax laws (the "Section 338 Forms")). The Purchaser and each Seller shall cause the Section 338 Forms to be duly executed by an authorized person, and the Purchaser shall duly and timely file the Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement.

                           (iii) The Purchaser and each Seller agree to allocate
the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of the Company as set forth in a schedule that will be generated with the assistance of Arthur Andersen, Purchaser's accountants, by the Closing Date, in accordance with the guidelines of the Internal Revenue Service, which shall reflect an allocation agreed to by the parties. The parties hereby agree that at least $9.0 million of the Aggregate Deemed Sale Price shall be allocated to assets with useful lives of no more than three, five or seven years. The Purchaser and each Seller will reflect such allocation in all applicable tax returns filed by any of them, including but not limited to the
Section 338 Forms. The Purchaser and each Seller will not take a position before any taxing authority or otherwise (including in any tax return) inconsistent with such allocation unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local law).

                  (b) The Sellers shall be responsible for all transfer, excise, stamp, sales, use, recording or similar taxes or fees arising out of the sale, transfer, conveyance or assignment of the Shares by the Sellers and the transactions contemplated hereby other than any California state transfer, sales and use or "S" corporation tax resulting from the Elections, which shall be borne by or for the account of the Purchaser. The Seller shall make any required filing under applicable law.

                  (c) (i) Other than as set forth in Section 3.10(b) or 3.10(g), the Sellers shall be liable for and shall indemnify the Purchaser and the Company for taxes of the Company for any taxable years or periods that end on or before the Closing Date and, with respect to any taxable years or periods beginning before and ending after the Closing, the portion of such taxable years ending on and including the Closing Date (except to the extent that any such taxes (x) have been paid by the Company prior to the Closing Date or (y) are reflected on the Closing Date Balance Sheet).

                         (ii) Following the Closing, the Purchaser and the
Company shall be liable for and shall indemnify the Sellers for taxes of the Company for any taxable years or periods that begins after the Closing Date and, with respect to any taxable years or periods beginning before and ending after the Closing, the portion of the taxable years beginning on the day after the Closing Date.

                         (iii) For purposes of subparagraphs (c)(i) and (c)(ii)
above, whenever it is necessary to determine the liability for taxes of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of such taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date, shall be determined using the closing of books method described in Section 1362(e)(1) of the Code.

                  (d) Any payment by the Purchaser or any Seller under this
Section 3.10 will be treated for tax purposes as an adjustment to the Purchase Price.

                  (e) The Sellers shall cause the Company to file when due all tax returns that are required to be filed by the Company for taxable years or periods ending on or before the Closing Date, and the Purchaser shall file or cause to be filed when due all other tax returns that are required to be filed by or with respect to the Company.

                  (f) After the Closing Date, the Purchaser and each Seller shall:

                           (i) assist in all reasonable respects (and cause
their respective affiliates to assist) the other party in preparing any tax returns or reports which such other party is responsible for preparing and filing in accordance with this Section 3.10;

                           (ii) cooperate in all reasonable respects in
preparing for any audits of, or disputes with taxing authorities regarding, and tax returns of the Company;

                           (iii) make available to the other and to any taxing
authority as reasonably requested all information, records and documents relating to taxes of the Company, except to the extent determined by counsel for the party involved to be privileged or work product;

                           (iv) provide timely notice to the other in writing of
any pending or threatened tax audit or assessments of the Company for taxable periods for which the other may have a liability under this Section 3.10; and

                           (v) furnish the other with copies of all
correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

                  (g) Purchaser shall indemnify and hold harmless each Seller from and against any and all losses arising from or related to any Federal, state and local tax liabilities (the "Tax Losses") imposed on such Seller that result from the Elections, and for any interest and penalties accruing on the Tax Losses and all costs of defending against the imposition of the Tax Losses, but only to the extent that the Tax Losses (i) exceed the amount by which (A) losses relating to Federal, state and local taxes incurred by such Seller with respect to the gain allocated to such Seller on the deemed asset sale by the Company resulting from the Elections are greater than (B) losses relating to the Federal, state and local taxes which would have been incurred by such Seller with respect to the gain recognized upon the sale of the Company by such Seller if the Elections had not been made and (ii) are not offset by up to $5.75 million of ordinary income deduction at the Company level resulting from the Bonburg Transfer, which deduction is not disallowed by applicable taxing authorities. For purposes of calculating the amount of any Tax Losses, it is assumed that each Seller is subject to the highest Federal, state or local income tax rate applicable to such Seller or, if the income of such Seller is taxable to another person, to such other person and that no Seller or such other person, as the case may be, has any items of income, gain, loss, deduction or credit other than that resulting from (i) the operations of the Company or (ii) the transactions contemplated by this Agreement. Any payment made by Purchaser pursuant to this Section 3.10(g) shall be "grossed-up" to an amount which, after deduction of any Tax Losses thereon (based on the assumptions set forth in the preceding sentence), is equal to Tax Losses in respect of which the payment is made.

                  (h) (i) The Purchaser shall notify the Sellers in writing upon receipt by the Purchaser or the Company of notice of any pending or threatened Federal, state, local or foreign tax audits or assessments which may materially affect the tax liabilities of the Company for which the Sellers would be required to indemnify the Purchaser and the Company. The Sellers' Representative shall have the right to participate in the resolution of any such tax audit or assessment.

                           (ii) The Sellers shall notify the Purchaser in
writing upon receipt by any of the Sellers of notice of any pending or threatened federal, state, local or foreign tax audits or assessments which may materially affect the tax liabilities of the Company for which the Purchaser and the Company would be required to indemnify the Sellers. The Purchaser shall have the right to participate in the resolution of any such tax audit or assessment.

                  SECTION 3.11. Sellers' Representative. Each Seller appoints William S. Johnstone, Jr. as Sellers' Representative under this Agreement and authorizes the Purchaser to rely on the authority of the Sellers' Representative for all purposes under this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  SECTION 4.1. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to perform this Agreement are subject to the satisfaction or waiver of the following conditions unless waived by the
Purchaser:

                  (a) Authorization. All actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by each of the Sellers and each of the Sellers shall have full power and authority to enter into and deliver this agreement and to consummate the transactions contemplated by this Agreement.

                  (b) Representations and Warranties. The representations and warranties of the Sellers shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, and the Sellers shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Closing Date. As of the Closing Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, operations, business or prospects of the Company.

                  (c) Certificates. The Purchaser shall have received a certificate of the chief executive officer and the chief financial officer of the Company, in substantially the form of Exhibit A-1, and a certificate of each Seller, in substantially the form of Exhibit A-2.

                  (d) Escrow Agreement. Each Seller shall have executed and delivered to the Purchaser an Escrow Agreement, in substantially the form of Exhibit B (the "Escrow Agreement").

                  (e) Opinion of Counsel. The Purchaser shall have received the opinions dated the Closing Date of Hahn & Hahn, counsel to the Sellers and the Company, and O'Melveny & Myers, special New York counsel to the Sellers and the Company, each in form and substance satisfactory to the Purchaser.

                  (f) Financial Statements. The Purchaser shall have received a balance sheet of the Company and a related statement of operations and cash flows for the most recent quarter and month end prior to the Closing Date (the "Closing Date Financial Statement"), certified by the chief executive officer and chief financial officer of the Company.

                  (g) Due Diligence. The Purchaser and its representatives shall have completed a due diligence review of the condition (financial or otherwise), assets, liabilities, operations and business of, and any other matters relating to, the Company and the Sellers, and the results of such due diligence shall be satisfactory to the Purchaser.

                  (h) Financing. The Purchaser shall have received adequate financing to consummate the transactions contemplated by this Agreement, all on terms satisfactory to the Purchaser.

                  (i) Indebtedness Payoff. The Purchaser shall have received evidence of the full repayment or satisfaction of outstanding loans from the Company to related parties (which loans are described in Section 4.1(i) of the Disclosure Schedule).

                  (j) Employment Agreements. Each of Thomas J. Bonburg, Dwight Hansen, Joe Marino, Lauren Smith, Alan Wilson and Randy Hogan shall have duly executed and delivered to the Purchaser an Employment Agreement, each in form and substance satisfactory to the Purchaser.

                  (k) Corporate Directors and Officers. All officers and directors of the Company shall have tendered their resignations (effective upon Closing) to the Purchaser.

                  (l) Share Certificates and Corporation Records. The Purchaser shall have received certificates representing all of the Shares, together with stock powers duly endorsed in blank and the Purchaser shall have received the complete stock ledgers, minute books and similar corporate records of the Company.

                  (m) HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired.

                  (n) Other Documents. The Purchaser shall have received such other documents, certificates or instruments that are customary for a transaction of the type described herein as it may reasonably request.

                  SECTION 4.2. Conditions of Obligations of the Sellers. The obligations of the Sellers to perform this Agreement are subject to the satisfaction or waiver of the following conditions:

                  (a) Authorization. All actions necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by the Purchaser and the Purchaser shall have full power and authority to enter into and deliver such agreements and to consummate transactions contemplated by this Agreement.

                  (b) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, and the Purchaser shall have performed and complied with all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

                  (c) Certificate. The Sellers shall have received a certificate of the President or a Vice President of the Purchaser confirming the matters set forth in Section 4.2(b) in form and substance reasonably satisfactory to the Sellers.

                  (d) Escrow Agreement. The Purchaser shall have executed and delivered to the Sellers the Escrow Agreement.

                  (e) HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired.

                  (f) Other Documents. The Sellers shall have received such other documents, certificates or instruments that are customary for a transaction of the type described herein as they may reasonably request.

                                    ARTICLE V

                                    INDEMNITY

                  SECTION 5.1. Indemnification. (a) The Sellers jointly and severally indemnify and hold harmless the Purchaser and its affiliates, directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

                           (i) any misrepresentation or breach of any representation, warranty or agreement of the Sellers as a group contained in this Agreement or any certificate or other document delivered by the Company or the Sellers as a group under this Agreement (in the case of the representations and warranties set forth in Section 2.1(d), determined without giving effect to any "in all material respects" qualification or any other materiality or similar qualification contained in such representations and warranties);

                           (ii) the conduct of the business or other operations of the Company before or on the Closing Date (other than as the same may have been conducted in the ordinary course or as expressly permitted by this Agreement) or any condition existing relating to product or environmental liability prior to the Closing Date; and

                           (iii) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (iii) of this Section 5.1(a).

                  (b) Each Seller severally, but not jointly, indemnifies and holds harmless the Purchaser, and its affiliates, directors, officers, employees and other agents and representatives from and against any and all Losses incurred or suffered by any such person arising from, by reason of or in connection with:

                           (i) any misrepresentation or breach of any representation, warranty, covenant or agreement of such Seller contained in this Agreement or in any certificate or other document delivered by such Seller hereunder;

                           (ii) the non-fulfillment by such Seller of any agreement made by such Seller in this Agreement; and

                           (iii) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) and (ii) of this Section 5.1(b).

                  (c) The Purchaser indemnifies and holds harmless the Sellers, and their respective agents and representatives, from and against any and all Losses incurred or suffered by any such person arising from, by reason of or in connection with:

                           (i) any misrepresentation or breach of any representation, warranty or agreement of the Purchaser contained in this Agreement or any certificate or other document delivered by the Purchaser under this Agreement;

                           (ii) the non-fulfillment by the Purchaser of any agreement made by it in this Agreement;

                           (iii) the conduct of the business or other operations of the Company after the Closing Date and any product or environmental liability created after the Closing Date; and

                           (iv) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (iii) of this Section 5.1(c).

                  (d) In case any claim or litigation which might give rise to any obligation of a party under the indemnity and reimbursement provisions of this Agreement (each an "Indemnifying Party") shall come to the attention of the party seeking indemnification hereunder (the "Indemnified Party"), the Indemnified Party shall notify in writing promptly the Indemnifying Party of the existence, nature and amount of potential loss. Failure to give such notice shall not prejudice the rights of the Indemnified Party, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party in the preparation and conduct of any such defense, including making available (upon reasonable notice and during normal business hours) to the Indemnifying Party and legal counsel books and records of the Indemnified Party relevant to such defense. No Indemnifying Party in the defense of any claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which (i) contains any equitable order, judgment or term that affects, restrains or interferes with the business of an Indemnified Party and (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Claims for indemnification and reimbursement pursuant to the provisions of this Agreement shall be made by a party based upon such party's good faith judgment.

         (e) Any payment made pursuant to this Section 5.1 shall be treated as an adjustment to the Purchase Price for income tax purposes.

                  SECTION 5.2. Limitations. (a) The indemnification and reimbursement obligations hereunder shall expire on the second anniversary of the Closing Date (the "Expiration Date"), except (i) as to any claims for, or any claims that may result in, any liability, judgment, claim, settlement, loss, damage, fee, lien, tax, penalty, obligation or expense for which indemnity may be sought hereunder of which the Indemnifying Party has received written notice from the Indemnified Party on or before the Expiration Date or (ii) as to any representations, warranty or agreement expressly surviving such two year period as set forth in Section 6.6. On or promptly after the fifth anniversary of the Closing Date, the Purchaser shall execute and deliver to the Sellers' Representative an instrument releasing each Seller from any and all liability that such Seller may have to the Purchaser under this Agreement (other than with respect to claims surviving such five year period pursuant to the immediately preceding sentence or Section 6.6). The form of such instrument shall be reasonably acceptable to the Purchaser and the Sellers and shall be agreed upon prior to the Closing.

                  (b) The total indemnification obligations of the Sellers (other than for claims relating to or arising out of any Company Income Tax (as defined below), Section 1.4, Section 2.1(b), Section 2.2 or Section 3.7(b) (collectively, the "Purchaser Excluded Claims")) to the Purchaser pursuant to this Article V shall not exceed (i) for all Sellers (other than Thomas J. Bonburg) in the aggregate $5,680,000 and (ii) for each Seller (other than Thomas
J. Bonburg) an amount equal to the product of (x) $5,680,000 and (y) the quotient obtained by dividing (1) the number of Shares owned by such Seller as specified on Annex A (assuming that the Bonburg Transfer has occurred) by (2) 146,183.8. Notwithstanding anything to the contrary set forth in this Agreement, Thomas J. Bonburg in his capacity as a Seller shall have no indemnification obligations to the Purchaser pursuant to this Article V (other than with respect to Purchaser Excluded Claims relating to or arising out of Section 2.2 or
Section 3.7(b), which shall not count towards, or be subject to, the limitations set forth in the immediately preceding sentence or the percentage limitations or $100,000 deductible set forth in Section 5.2(c), and there shall be no limitation on such indemnification obligations). Notwithstanding anything to the contrary set forth in this Agreement, the indemnification obligations of the Sellers (other than Thomas J. Bonburg) to the Purchaser with respect to Purchaser Excluded Claims shall not count towards, or be subject to, the limitations set forth in the first sentence of this paragraph (b) or the percentage limitations or $100,000 deductible set forth in Section 5.2(c), and there shall be no limitation on such indemnification obligations. The total indemnification obligations of the Purchaser (other than for claims relating to or arising out of Section 2.3 or 3.10(g)) to the Sellers pursuant to this
Article V shall not exceed in the aggregate $8,000,000. For purposes of calculating the total indemnification obligations of the parties pursuant to this Article V, (i) legal fees and expenses incurred by an Indemnifying Party in the defense of an Indemnified Party against a third party claim shall be included and (ii) costs and expenses incurred or reimbursed by an Indemnifying Party in connection with the pursuit of insurance or third party indemnification or contribution claims pursuant to

Section 5.2(e) shall be excluded. "Company Income Tax" means any federal or state income tax liability of the Company, including any interest, penalty or addition thereto, whether disputed or not, for all periods ending on or prior to the Closing Date.

                  (c) The Purchaser shall not be entitled to indemnification pursuant to this Article V with respect to any claim for indemnification (other than in connection with Purchaser Excluded Claims), unless the aggregate Loss to the Purchaser, with respect to all claims for indemnification pursuant to
Section 5.1(a) and (b), exceeds $100,000, in which case the Sellers shall be obligated, subject to the limitations set forth in paragraph (b) of this Section 5.2, to pay an amount equal to 50% of such Losses in excess of such first $100,000 of Losses to the extent that the total amount of Losses does not exceed $2,000,000 and 78% of such Losses to the extent they exceed $2,000,000; provided that the foregoing limitations shall not apply to any adjustment of the Purchase Price contemplated by Section 1.4. The Sellers shall not be entitled to indemnification pursuant to this Article V with respect to any claim for indemnification (other than claims relating to or arising out of Section 3.10(g)), unless the aggregate Loss to the Sellers, with respect to all claims for indemnification pursuant to Section 5.1(c), exceeds $100,000, in which case the Purchaser shall be obligated, subject to the limitations set forth in paragraph (b) of this Section 5.2, to pay in full the aggregate amount of such excess.

                   (d) The amount of any and all Losses for which indemnification is provided pursuant to this Article V shall be (i) increased to take account of any net tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder ("grossed-up" for taxes on such increase) and (ii) reduced to take account of any net tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses. In computing the amount of any such tax cost or tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any and all Losses.

                  (e) The amount of any and all Losses for which indemnification is provided pursuant to this Article V shall be net of any amounts actually received by the Indemnified Party under insurance policies with respect to such Losses. In the event that any claim for indemnification asserted under this
Article V is, or may be, the subject of the Company's or any party's hereto insurance coverages or other right to indemnification or contribution from any third party (a "Third Party Contributor"), the Indemnified Party agrees to promptly notify the applicable insurance carrier of such claim and tender defense thereof to such carrier, and shall also promptly notify any potential Third Party Contributor. Each Indemnified Party agrees to pursue, at the sole cost and expense of the Indemnifying Party, such claims diligently and to reasonably cooperate, at the sole cost and expense of the Indemnifying Party, with each such insurance carrier and Third Party Contributor, and to make no claim for indemnification under this Article V for a period of 180 days after making a claim for such insurance or contribution. If insurance coverage or contribution is denied (in whole or in part), or if no resolution of an insurance or contribution claim shall have occurred within such 180 days, the Indemnified Party may proceed for indemnification under this Article V, and such Indemnifying Party shall be subrogated to the rights of the Indemnified Party against such insurance carrier or Third Party Contributor.

                  (f) The Purchaser shall not be entitled to indemnification pursuant to this Article V with respect to a claim for indemnification arising from a condition or an event that is alleged to be a violation of an Environmental Law if, and only to the extent that, the alleged violation was initially discovered by, or initially revealed to, the Purchaser as a direct result of a pro-active, affirmative investigation initiated by, or on behalf of, the Purchaser for the sole purpose of seeking to discover potential indemnification claims pursuant to this Article V for violations of Environmental Laws occurring prior to the Closing. Notwithstanding anything to the contrary set forth in the immediately preceding sentence, the Purchaser shall be entitled to such indemnification pursuant to this Article V if the circumstances giving rise to such indemnification claim arose from or in connection with any one of the following: (i) a third party claim or a notice, directive or other communication from a governmental body (federal, state, local or foreign), (ii) an investigation resulting from a demonstrable event or occurrence giving rise to a reasonable belief that a potential violation of an Environmental Law has or had occurred, (iii) an investigation initiated by, or on behalf of, a party providing financing to the Purchaser or the Company, or
(iv) the conduct of the Purchaser's and the Company's business in the ordinary course, including the receipt by the Purchaser or the Company of any notices, communications or information in connection therewith (other than any notices, communications or information received by the Purchaser or the Company from consultants hired by the Purchaser or the Company for the sole purpose of conducting an investigation of the specific type described in the first sentence of this paragraph (f)).

                  SECTION 5.3. No Election. Nothing contained in this Article V shall be deemed an election of remedies under this Agreement or limit in any way the liability of any party under any other agreement to which such party is a party relating to this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1. Entire Agreement. This Agreement and the schedules and exhibits hereto contain the entire agreement among the parties with respect to the transactions contemplated by this Agreement and supersede all prior agreements or understandings among the parties. The Letter of Intent, dated November 4, 1996, and the Confidentiality Agreement, dated June 15, 1995, are expressly superseded, void and no longer of any force or effect.

                  SECTION 6.2. Termination. (a) This Agreement shall terminate on the earlier to occur of any of the following events:

                         (i) the mutual written agreement of the Purchaser and
                  the Sellers' Representative;

                         (ii) by written notice of the Purchaser or the Sellers'
                  Representative to the other, if the Closing shall not have occurred prior to the close of business on May 31, 1997;

                         (iii) if any Seller shall have materially breached any
of its representations, warranties or agreements contained in this Agreement and such Seller shall have failed to cure such breach within 10 days following written notification thereof by the Purchaser; or

                         (iv) if the Purchaser shall have materially breached any of its representations, warranties or agreements contained in this Agreement and the Purchaser shall have failed to cure such breach within 10 days following notification thereof by the Sellers' Representative.

                  (b) Nothing in this Section shall relieve any party of any liability for a breach of this Agreement prior to its termination. Except as aforesaid, upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except their obligations under Sections 3.1, 3.7(a) and 3.9.

                  SECTION 6.3. Descriptive Headings; Certain Interpretations.
(a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (b) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made reasonable inquiry into the subject matter of such representation, warranty or other statement.

                  (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement.

                  SECTION 6.4. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Purchaser, to:

                  The J.H. Heafner Company, Inc.
                  814 East Main Street
                  P.O. Box 837
                  Lincolnton, NC  28093-0837
                  Telecopy:  (704) 732-6480
                  Attention: President

with a copy to:

                  Howard, Darby & Levin
                  1330 Avenue of the Americas
                  New York, New York 10019
                  Telecopy: (212) 841-1010
                  Attention: Scott F. Smith

If to the Sellers or the Sellers' Representative, to:

                  Mr. William S. Johnstone, Jr.
                  c/o Hahn & Hahn
                  301 E. Colorado Boulevard
                  Ninth Floor
                  Pasadena, California  91101
                  Telecopy:  (818) 449-7357

with a copy to:

                  Hahn & Hahn
                  301 E. Colorado Boulevard
                  Ninth Floor
                  Pasadena, California  91101
                  Telecopy:  (818) 449-7357
                  Attention: George R. Baffa

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                  SECTION 6.5. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 6.6. Survival. Except as set forth in Section 5.2, all representations and warranties, agreements and covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement (unless otherwise expressly provided) shall survive the Closing and shall remain in full force and effect until the Expiration Date; provided that (i) the representations and warranties in Sections 2.1(b) and (n), Section 2.2(a) and Section 2.3(b) and the agreements in Sections 3.7, 3.8, 3.10 and 3.11 shall not expire on the Expiration Date and shall survive, as set forth in such Sections, or, if not set forth, shall survive forever or, if applicable, until the expiration of the applicable statute of limitations and (ii) the representations and warranties in Section 2.1(k) shall not expire on the Expiration Date and shall survive until the first to occur of (a) the fifth anniversary of the Closing Date and (b) the expiration of the applicable statute of limitations.

                  SECTION 6.7. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and not for the benefit of any third party.

                  SECTION 6.8. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  SECTION 6.9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties; except that the Purchaser (i) may assign its rights under this Agreement as collateral security for any person providing financing to the Purchaser or the Company in connection with the consummation of the transactions contemplated hereby and (ii) may assign this Agreement and all of its rights and obligations to an affiliate of the Purchaser; provided that no such assignment by the Purchaser shall release it from any of its liabilities or obligations hereunder. Any instrument purporting to make an assignment in violation of this Section shall be void.

                  SECTION 6.10. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                  SECTION 6.11. Trustee and Fiduciary Capacity. The parties acknowledge that William S. Johnstone, Jr., in his capacity as Trustee of The Sam M. Winston Separate Property Trust dated July 26, 1989, Trust dated December 20, 1976 f/b/o/ Melissa Winston Alfieri, Trust dated December 20, 1976 f/b/o Sam
M. Winston, II, Trust dated December 21, 1982 f/b/o

Melissa Winston Alfieri and Trust dated December 21, 1982 f/b/o Sam M. Winston, II, is entering into this Agreement in his fiduciary capacity only, and that William S. Johnstone, Jr., is also entering into this Agreement individually as a Trustee of The William S. Johnstone, Jr. Separate Property Trust dated October 5, 1993.

                  SECTION 6.12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6.13. DISPUTE RESOLUTION; CONSENT TO JURISDICTION. EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO BE BOUND BY THE PROVISIONS SET FORTH IN ANNEX B TO THIS AGREEMENT. EACH OF THE SELLERS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS WHICH ARE NOT GOVERNED BY ANNEX B AND WHICH ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE SELLERS AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED THERETO EXCEPT IN SUCH COURT. EACH OF THE SELLERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                             THE J.H. HEAFNER COMPANY, INC.



                             By: /s/  J. MICHAEL GAITHER
                                 ------------------------------------------
                                 Name:  J. Michael Gaither
                                 Title:  Sr. Vice President General Council
                                           Secretary

                             SELLERS:

                             THE SAM M. WINSTON SEPARATE
                             PROPERTY TRUST, dated July 26, 1989


                             By: /s/  WILLIAM S. JOHNSTONE, JR.
                                 ------------------------------------------
                                 William S. Johnstone, Jr., Trustee
                             Trust dated December 20, 1976 f/b/o Melissa
                             Winston Alfieri


                             By: /s/  WILLIAM S. JOHNSTONE, JR.
                                 ------------------------------------------
                                 William S. Johnstone, Jr., Trustee
                             Trust dated December 20, 1976 f/b/o Sam M.
                             Winston, II


                             By: /s/  WILLIAM S. JOHNSTONE, JR.
                                 ------------------------------------------
                                 William S. Johnstone, Jr., Trustee
                             Trust dated December 21, 1982 f/b/o Melissa
                             Winston Alfieri


                             By: /s/  WILLIAM S. JOHNSTONE, JR.
                                 ------------------------------------------
                                 William S. Johnstone, Jr., Trustee

                                 Trust dated December 21, 1982 f/b/o Sam M.
                                 Winston, II


                                 By: /s/  WILLIAM S. JOHNSTONE, JR.
                                     ------------------------------------
                                     William S. Johnstone, Jr., Trustee

                                 THE WILLIAM S. JOHNSTONE, JR.
                                 SEPARATE PROPERTY TRUST, dated
                                 October 5, 1993


                                 By: /s/  WILLIAM S. JOHNSTONE, JR.
                                     ------------------------------------
                                     William S. Johnstone, Jr., Trustee



                                     /s/  THOMAS J. BONBURG
                                     ------------------------------------
                                      Thomas J. Bonburg


                                 SELLERS' REPRESENTATIVE


                                      /s/  WILLIAM S. JOHNSTONE, JR.
                                     ------------------------------------
                                     William S. Johnstone, Jr.